Exhibit 99.1

NEWS RELEASE
Contact:
Sheila Spagnolo
Vice President - Tax & Investor Relations
Phone (610) 251-1000
sspagnolo@triumphgroup.com

TRIUMPH GROUP REPORTS
FIRST QUARTER FISCAL 2015 EARNINGS

•	Net sales for first quarter fiscal year 2015 were $896.9 million

•
Operating income for first quarter fiscal year 2015 was $240.5 million and included a settlement gain, net of legal fees, of $134.7 million related to the Eaton litigation and $8.7 million of costs related to the Jefferson Street/Red Oak facility transition. Excluding these items, operating income was $114.6 million, reflecting an operating margin of 13%

•
Net income for first quarter fiscal year 2015 was $128.2 million, or $2.46 per diluted share, which included non-recurring items totaling $103.3 million pre-tax ($66.1 million after tax or $1.27 per diluted share). Excluding these items, earnings per share were $1.19 per diluted share

•	Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for first quarter fiscal year 2015 were $134.4 million, reflecting an Adjusted EBITDA margin of 15%

•	Cash flow utilization from operations for first quarter fiscal 2015 was $6.8 million prior to pension contributions of $45.2 million

Berwyn, PA - July 30, 2014 - Triumph Group, Inc. (NYSE: TGI) today reported financial results for its first quarter of fiscal year 2015, which ended June 30, 2014.

“Triumph’s fiscal year is off to a solid start with adjusted first quarter results coming in slightly above the upper end of our guidance,” said Jeffry D. Frisby, Triumph’s President and Chief Executive Officer. “We had a productive quarter, having successfully completed the acquisition of GE Aviation’s hydraulic actuation business and transitioning into the Red Oak facility. In addition, same store backlog grew both sequentially and year over year, demonstrating the strong demand for our products and services from our global customers. The 747-8 program remains on schedule with performance in line with our expectations. We remain focused on execution relative to customer commitments while increasing profitability, expanding margins and generating strong cash flow in order to maximize returns to our shareholders.”

-More-

Net sales for the fiscal first quarter of 2015 were $896.9 million, a five percent decrease compared to fiscal first quarter 2014 net sales of $943.7 million. Organic sales for the quarter decreased six percent primarily due to production rate cuts on the 747-8 and V-22 programs, lower revenues on the 767 program and the shifting of several C-17 shipments into the second quarter of fiscal year 2015.

Net income for the first quarter of fiscal year 2015 was $128.2 million, or $2.46 per diluted share, compared to $79.0 million, or $1.50 per diluted share, for the first quarter of the prior fiscal year. Results in the first quarter of fiscal year 2015 included $8.7 million pre-tax ($5.6 million after tax or $0.11 per diluted share) of costs related to the Jefferson Street/Red Oak facility transition and $22.6 million pre-tax ($14.5 million after tax or $0.28 per diluted share) of costs related to the refinancing of the Senior Notes due 2018. Also included in the quarter’s results was a gain of $134.7 million pre-tax ($86.2 million after tax or $1.65 per diluted share), net of legal fees, related to the settlement of the Eaton litigation. Excluding these non-recurring items totaling $103.3 million pre-tax ($66.1 million after tax or $1.27 per diluted share), earnings per share for the first quarter of fiscal year 2015 were $1.19 per diluted share. The prior fiscal year’s quarter included approximately $3.6 million pre-tax ($2.3 million after tax or $0.04 per diluted share) of non-recurring costs related to the Jefferson Street facility move. Excluding these items, earnings per share for the prior fiscal year’s first quarter were $1.54 per diluted share. The number of shares used in computing diluted earnings per share for the quarter was 52.1 million shares.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the first quarter of fiscal year 2015 were $134.4 million and reflected an Adjusted EBITDA margin of fifteen percent. This compares to Adjusted EBITDA of $168.1 million and an Adjusted EBITDA margin of eighteen percent in the prior fiscal year’s first quarter.

For the quarter ended June 30, 2014, cash flow utilization from operations was $6.8 million before pension contributions of $45.2 million; after these contributions, cash flow utilization from operations was $52.1 million. As previously announced, the company enhanced both the strength and flexibility of its balance sheet by refinancing its high yield debt due 2018 and redeeming its 2.625% Convertible Senior Subordinated Notes due 2026, which effectively resulted in the repurchase of an approximate 284,000 shares. This was in addition to the repurchase of 750,000 shares of stock during the quarter under the company’s existing 5.5 million share repurchase authorization. As of June 30, 2014, approximately 4.5 million shares remained under the share repurchase authorization.

Segment Results

Aerostructures

The Aerostructures segment reported net sales of $611.9 million in the first quarter of fiscal year 2015 compared to $651.9 million in the prior year period. Organic sales for the quarter declined 6% primarily due to production rate cuts on the 747-8 program, lower revenues on the 767 program and the shifting of several C-17 shipments into the second quarter of fiscal year 2015, as previously discussed. Operating income for the first quarter of fiscal year 2015 was $70.9 million, compared to $100.4 million for the prior year period, and included a net unfavorable cumulative catch-up adjustment on long-term contracts of $0.7 million. The segment’s operating results for the quarter also included $8.7 million of pre-tax charges related to the Jefferson Street/Red Oak facility transition. The segment’s operating margin for the quarter was twelve percent. Excluding the Jefferson Street/Red Oak facility transition costs, the segment’s operating margin for the quarter was thirteen percent.

-More-

Aerospace Systems

The Aerospace Systems segment reported net sales of $219.9 million in the first quarter of fiscal year 2015 compared to $219.5 million in the prior year period. Organic sales for the quarter declined 5% primarily due to production rate cuts on the V-22 program and decreased military sales. Operating income for the first quarter of fiscal year 2015 was $37.4 million compared to $42.6 million for the prior year period. The segment’s operating margin for the quarter was seventeen percent.

Aftermarket Services

The Aftermarket Services segment reported net sales in the first quarter of fiscal year 2015 of $67.6 million compared to $74.4 million in the prior year period. Organic sales for the quarter declined 9% due to the timing of completion of certain contracts and continued military weakness. Operating income for the first quarter of fiscal year 2015 was $10.5 million compared to $11.2 million for the prior year period. Operating margin for the quarter was sixteen percent.

Outlook

Mr. Frisby continued, “We expect to see our performance strengthen as we move through fiscal 2015, particularly in the second half of the year. We remain focused on execution and supporting our vision to expand Triumph’s global presence and achieve balance in our segments, end markets and customers. We will continue to leverage our deep customer relationships and pursue strategic growth opportunities to create additional value for shareholders.”

Based on current projected aircraft production rates and a weighted average share count of 51.6 million shares, the company reaffirmed its fiscal year 2015 revenue guidance of $3.8 to $3.9 billion and its full year earnings per share guidance of $5.75 to $5.90 per diluted share, excluding the non-recurring items. The company reaffirmed its Adjusted EBITDA guidance for fiscal year 2015 of $665.0 million to $680.0 million, which excludes the impact of non-recurring items, and expects to generate free cash flow available for debt reduction, acquisitions and share repurchases after pension contributions for the fiscal year of approximately $385.0 million.

Adjusted Earnings Per Share-non-GAAP	$5.75 - $5.90

Non-Recurring Costs:
Jefferson Street/Red Oak Facility Transition Costs	$0.31

Refinancing Costs Related to the Senior Notes Due 2018	$0.28

Settlement Gain, Net of Legal Fees, Related to Eaton Litigation	$(1.67)

Earnings Per Share - GAAP	$5.13 - $5.23

-More-

Conference Call

Triumph Group will hold a conference call tomorrow, July 31 at 8:30 a.m. (ET) to discuss the fiscal year 2015 first quarter results. The conference call will be available live and archived on the company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast. An audio replay will be available from July 31st to August 7th by calling (888) 266-2081 (Domestic) or (703) 925-2533 (International), passcode #1640970.

About Triumph Group

Triumph Group, Inc. headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerostructures, aircraft components, accessories, subassemblies and systems. The company serves a broad, worldwide spectrum of the aviation industry, including original equipment manufacturers of commercial, regional, business and military aircraft and aircraft components, as well as commercial and regional airlines and air cargo carriers.

More information about Triumph can be found on the company’s website at www.triumphgroup.com.

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about future aerospace market conditions, aircraft production rates, financial and operational performance, revenue and earnings growth, profitability and earnings results for fiscal year 2015. All forward-looking statements involve risks and uncertainties which could affect the company’s actual results and could cause its actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2014.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

-More-

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(in thousands, except per share data)

	Three Months Ended
	June 30,
CONDENSED STATEMENTS OF INCOME	2014	2013

Net sales	$896,905	$943,683

Operating income	240,524	141,346

Interest expense and other	42,360	19,710
Income tax expense	69,921	42,593

Net Income	$128,243	$79,043

Earnings per share - basic:

Net income	$2.48	$1.56

Weighted average common shares outstanding - basic	51,691	50,815

Earnings per share - diluted:

Net income	$2.46	$1.50

Weighted average common shares outstanding - diluted	52,089	52,806

Dividends declared and paid per common share	$0.04	$0.04

-More-

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

BALANCE SHEET	Unaudited	Audited
	June 30,	March 31,
	2014	2014
Assets
Cash and cash equivalents	$25,465	$28,998
Accounts receivable, net	667,202	517,707
Inventory, net of unliquidated progress payments of $189,976 and $165,019	1,202,163	1,111,767
Rotable assets	43,230	41,666
Deferred income taxes	46,898	57,308
Prepaid and other current assets	25,249	24,897
Current assets	2,010,207	1,782,343

Property and equipment, net	965,424	930,973
Goodwill	1,867,668	1,791,831
Intangible assets, net	976,464	978,182
Other, net	38,849	69,954

Total assets	$5,858,612	$5,553,283

Liabilities & Stockholders' Equity
Current portion of long-term debt	$43,323	$49,575
Accounts payable	301,808	317,334
Accrued expenses	237,814	273,290
	582,945	640,199

Long-term debt, less current portion	1,714,310	1,500,808
Accrued pension and post-retirement benefits, noncurrent	448,767	508,524
Deferred income taxes, noncurrent	386,686	385,085
Other noncurrent liabilities	372,356	234,756

Stockholders' Equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 52,460,920 and 52,459,020 shares issued	52	52
Capital in excess of par value	856,496	866,281
Treasury stock, at cost, 1,037,112 and 300,000 shares	(70,178)	(19,134)
Accumulated other comprehensive income	(14,629)	(18,908)
Retained earnings	1,581,807	1,455,620
Total stockholders' equity	2,353,548	2,283,911

Total liabilities and stockholders' equity	$5,858,612	$5,553,283
-More-

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

SEGMENT DATA	Three Months Ended
	June 30,
	2014	2013
Net Sales:
Aerostructures	$611,863	$651,888
Aerospace Systems	219,852	219,526
Aftermarket Services	67,608	74,353
Elimination of inter-segment sales	(2,418)	(2,084)
	$896,905	$943,683

Operating Income (Loss):
Aerostructures	$70,866	$100,387
Aerospace Systems	37,352	42,643
Aftermarket Services	10,504	11,279
Corporate	121,802	(12,963)
	$240,524	$141,346

Depreciation and Amortization:
Aerostructures	$24,979	$26,313
Aerospace Systems	9,517	8,539
Aftermarket Services	1,877	1,877
Corporate	1,178	1,205
	$37,551	$37,934

Amortization of Acquired Contract Liabilities:
Aerostructures	$(5,117)	$(6,141)
Aerospace Systems	(3,850)	(5,009)
	$(8,967)	$(11,150)

Capital Expenditures:
Aerostructures	$15,369	$45,945
Aerospace Systems	5,663	4,432
Aftermarket Services	1,680	4,152
Corporate	365	1,700
	$23,077	$56,229

-More-

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with Securities and Exchange Commission (the "SEC") guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measure that we disclose is Adjusted EBITDA, which is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and early retirement incentives, legal settlements, depreciation and amortization. We disclose Adjusted EBITDA on a consolidated and an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA as an operating performance measure and, as such, we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA as a substitute for any GAAP financial measure, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA to net income set forth below,  in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA.

Adjusted EBITDA is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 15 years expanding our product and service capabilities partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization. Adjusted EBITDA excludes these charges and provides meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA is a measure of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•
Legal settlements may be useful to investors to consider because they reflect gains or losses from disputes with third parties. We do not believe that these earnings nessarily reflect the current and ongoing cash earnings related to our operations.

•
Curtailments, settlements and early retirement incentives may be useful to investors to consider because it represents the current period impact of the change in defined benefit obligation due to the reduction in future service costs. We do not believe these charges (gains) necessarily reflect the current and ongoing cash earnings related to our operations.

-More-

(Continued)
FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization expenses may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights and licenses. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.

•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business.  However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

-More-

(Continued)

The following table shows our Adjusted EBITDA reconciled to our net income for the indicated periods:

	Three Months Ended
	June 30,
	2014	2013
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):
Net income	$128,243	$79,043

Add-back:
Income tax expense	69,921	42,593
Interest expense and other	42,360	19,710
Gain on legal settlement, net	(134,693)	—
Amortization of acquired contract liabilities	(8,967)	(11,150)
Depreciation and amortization	37,551	37,934

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$134,415	$168,130

Net sales	$896,905	$943,683

Adjusted EBITDA Margin	15.1%	18.0%

-More-

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended June 30, 2014
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate/Eliminations

Net Income	$128,243

Add-back:
Income tax expense	69,921
Interest expense and other	42,360

Operating income (loss)	$240,524	$70,866	$37,352	$10,504	$121,802

Gain on legal settlement, net of expenses	(134,963)	—	—	—	(134,963)
Amortization of acquired contract liabilities	(8,967)	(5,117)	(3,850)	—	—
Depreciation and amortization	37,551	24,979	9,517	1,877	1,178

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$134,145	$90,728	$43,019	$12,381	$(11,983)

Net sales	$896,905	$611,863	$219,852	$67,608	$(2,418)

Adjusted EBITDA Margin	15.1%	15.0%	19.9%	18.3%	n/a

-More-

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended June 30, 2013
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate / Eliminations

Net Income	$79,043

Add-back:
Income tax expense	42,593
Interest expense and other	19,710

Operating income (loss)	$141,346	$100,387	$42,643	$11,279	$(12,963)

Amortization of acquired contract liabilities	(11,150)	(6,141)	(5,009)	—	—
Depreciation and amortization	37,934	26,313	8,539	1,877	1,205

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$168,130	$120,559	$46,173	$13,156	$(11,758)

Net sales	$943,683	$651,888	$219,526	$74,353	$(2,084)

Adjusted EBITDA Margin	18.0%	18.7%	21.5%	17.7%	n/a

-More-

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs has been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended
	June 30, 2014				Location on
	Pre-Tax	After-Tax	Diluted EPS		Financial Statements
Income from Continuing Operations - GAAP	$198,164	$128,243	$2.46
Non-Recurring Costs:
Gain on legal settlement, net of expenses	(134,693)	(86,204)	(1.65)		Corporate
Refinancing costs	22,615	14,474	0.28		Corporate
Relocation Costs	2,997	1,918	0.04		Aerostructures (Primarily)
Jefferson Street Move:
Disruption	3,360	2,150	0.04		Aerostructures (EAC)**
Accelerated Depreciation	2,375	1,520	0.03		Aerostructures (EAC)**
Adjusted Income from continuing operations - non-GAAP	$94,818	$62,101	$1.19	*

	Three Months Ended
	June 30, 2013				Location on
	Pre-Tax	After-Tax	Diluted EPS		Financial Statements
Income from Continuing Operations - GAAP	$121,636	$79,043	$1.50
Non-Recurring Costs:
Relocation costs (including interest)	1,321	851	0.02		Aerostructures (Primarily)
Jefferson Street Move:
Disruption	1,551	999	0.02		Aerostructures (EAC)**
Accelerated Depreciation	758	488	0.01		Aerostructures (EAC)**
Adjusted Income from continuing operations - non-GAAP	$125,266	$81,381	$1.54	*

* Difference due to rounding.
** EAC - estimated costs at completion with respect to contracts within the scope of Accounting Standards Codification 605-35, "Revenue-Construction-Type and Production-Type Contracts"

-More-

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Cash provided by operations, before pension contributions has been provided for consistency and comparability. We also use free cash flow available for debt reduction as a key factor in planning for and consideration of strategic acquisitions, stock repurchases and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations, before pension contributions to cash provided by operations, as well as cash provided by operations to free cash flow available for debt reduction.

	Three Months Ended
	June 30,
	2014	2012

Cash provided by operations, before pension contributions	$(6,843)	$37,682
Pension contributions	45,209	25,800
Cash (used in) provided by operations	(52,052)	11,882
Less:
Capital expenditures	23,077	56,229
Dividends	2,056	2,069
Free cash flow available for debt reduction, acquisitions and share repurchases	$(77,185)	$(46,416)

We use "Net Debt to Capital" as a measure of financial leverage.  The following table sets forth the computation of Net Debt to Capital:

	June 30,	March 31,
	2014	2013
Calculation of Net Debt
Current portion	$43,323	$49,575
Long-term debt	1,714,310	1,500,808
Total debt	1,757,633	1,550,383
Less: Cash	25,465	28,998
Net debt	$1,732,168	$1,521,385

Calculation of Capital
Net debt	$1,732,168	$1,521,385
Stockholders' equity	2,353,548	2,283,911
Total capital	$4,085,716	$3,805,296

Percent of net debt to capital	42.4%	40.0%

#######